Exhibit 99.1.1
CONTACT:
Brian Levine
Office Depot
561/438-2895
brian.levine@officedepot.com
OFFICE DEPOT ANNOUNCES THE ACQUISITION OF ALLIED OFFICE PRODUCTS
Nation’s Largest Privately Held Office Products Company Has Strong Northeast Presence
Delray Beach, Fla., May 17, 2006 — Office Depot (NYSE:ODP), a leading global provider of office products and services, today announced that it has acquired the business of privately held Allied Office Products, the country’s largest independent dealer of office products and services. Financial terms of the acquisition were not disclosed.
Allied has annual revenues of more than $300 million. The company currently operates sales offices from New York to California, with a strong concentration in the Northeast. Allied’s offerings include office supplies, break room and coffee services, janitorial supplies, computer products, custom printing, managed print services, promotional items, office furniture and design.
“This acquisition accelerates Office Depot’s growth, enhances our competitive position and extends our industry leading line of products and services,” noted Steve Odland, Chairman and CEO of Office Depot. “In particular, Allied’s strength in the Northeast will continue to broaden Office Depot’s presence in this important region, while their ability to meet the diverse needs of legal and medical customers will further our expansion in key vertical markets.”
“Allied and Office Depot share the same philosophy when it comes to providing customers with innovative solutions that add value to their businesses,” said Howard Brown, Chairman and CEO of Allied Office Products. “Office Depot has the breadth and depth of both national and private brands, as well as the promotional programs, purchasing power, and financial clout necessary to empower our sales people to better meet customer requirements on a global basis.”
Howard Brown, his son Michael, who currently serves as President of Allied Office Products, and other key executives, will continue as part of the management team within Office Depot’s North American Business Solutions Division (BSD).
“Allied’s management experience, national customer base and knowledgeable sales force are perfect complements to our existing contract organization and infrastructure,” added Cindy Campbell, Executive Vice President of BSD for Office Depot.

About Office Depot
With annual sales of over $14 billion, Office Depot provides more office products and services to more customers in more countries than any other company. Incorporated in 1986 and headquartered in Delray Beach, Florida, Office Depot conducts business in 23 countries and employs about 47,000 people worldwide. The Company operates under the Office Depot®, Viking Office Products®, and Viking Direct® brand names.
Office Depot is a leader in every distribution channel — from retail stores and contract delivery to catalogs and e-commerce. With over $3.8 billion of sales, the Company is one of the world’s largest e-commerce retailers. As of April 1, 2006, Office Depot had 1,049 retail stores in North America. Internationally, the Company conducts wholly-or majority-owned operations in 16 countries, and operates retail stores under joint venture and license arrangements in another five countries.
The company’s common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.
Additional press information can be found at: http://mediarelations.officedepot.com. Broadcast quality B-Roll/Video (digital or tape) is available at www.thenewsmarket.com/officedepot. Registration and video are free to the media.
About Allied
Established in 1947, Allied is the nation’s largest privately held dealer of office products and services with sales last year of more than $300 million. Since 1998, the company has completed more than 30 acquisitions and now serves geographies across the U.S. through state-of-the-art distribution facilities, regional distribution centers, local sales offices, and OneSolution™ account executives.
Allied’s OneSolution™ is more than just office products. It allows companies to outsource their total office procurement needs. OneSolution™ offers a vast selection of products and services to help customers run their operations more smoothly and drive down hard and soft business costs. Offerings include office supplies, computer products, coffee and break room services, custom printing and promotional items, furniture and janitorial.
Allied is the nation’s largest distributor of Keurig single-cup coffee brewing systems — having sold more than 40 million cups in 2005. The company is also one of the largest independent office furniture dealers in the U.S.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on February 15, 2006 and its 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.